UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020
________________________________________________________________________________
UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2020, the Board of Directors (the “Board”) of Under Armour, Inc. (the “Company”) approved and adopted amended and restated Bylaws (the “Bylaws”) as part of a comprehensive review to update the Bylaws for certain governance practices and changes to Maryland law. The following is a summary of the amendments, which were effective immediately:

•Article I, Section 2 was amended to revise the deadline for advance notice of business and director nominations for an annual meeting of stockholders to generally not less than 120 days (previously, 90 days) nor more than 150 days prior to the first anniversary of the date of mailing the notice for the preceding year’s annual meeting.
•Article I, Section 2 was further amended to require a stockholder’s notice to provide certain additional information, including but not limited to the following: the information required for each proposed nominee by Regulation 14A under the Securities Exchange Act of 1934, as amended; if the notice relates to business other than a director nomination, a brief description of the business to be brought before the meeting, the reasons for it and any material interest or anticipated benefits of the stockholder or any person acting in concert with the stockholder; a description of all equity securities of the Company owned by the stockholder, any proposed nominee and associated persons; information regarding any hedging, derivative or other transaction involving the Company’s securities by the stockholder, any proposed nominee and associated persons; certain basic information regarding the stockholder, any proposed nominee and associated persons, including (among other items) name, address and investment strategy or objective and, to the extent known, the identity of any other stockholder supporting the nominee or the proposal of other business; and certain written undertakings and representations by a proposed nominee.

•Article I, Section 3 was added to set forth the deadline for advance notice of director nominations for a special meeting of stockholders where directors will be elected to generally not earlier than 120 days prior to such special meeting and not later than the 90th day prior to such special meeting, or, if later, the tenth day following public disclosure of the special meeting.

•Article I, Section 4 was added to clarify certain procedures with respect to stockholder nominations and proposals of business, including regarding the accuracy of the information provided by the stockholder to the Company.

•Article I, Section 9 was removed to reduce the administrative burden of requiring the Company to provide, at or before a meeting of stockholders, a list of stockholders entitled to vote.

•Article I, Section 11 was amended to clarify and expand the process by which a stockholder may request a special meeting.

The Bylaws also include certain other clarifying and conforming revisions and technical or procedural changes, consistent with the Maryland General Corporation Law. These changes include, for example: clarifying that meetings of stockholders may be postponed, as well as adjourned, to a date not more than 120 days after the original record date; permitting, rather than mandating, that the Board hold its annual meeting on the same day as the annual meeting of stockholders; removing procedures related to committee minutes; providing the Chief Executive Officer the power to remove the officers whom he or she elects; clarifying that the Board may authorize not only a committee of the Board, but also other officers of the Company, to fix the compensation of officers; expanding the specific list of officers who may sign stock certificates to any officer of the Company; and modernizing certain outdated methods of providing notice, waiver and consent.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.01 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
3.01	Amended and Restated Bylaws of Under Armour, Inc. (effective March 23, 2020).
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: March 27, 2020	By:	/s/ John P. Stanton
John P. Stanton
Executive Vice President, General Counsel & Secretary